UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2005

VISTACARE, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-50118 (Commission File Number)	06-1521534 (IRS Employer Identification No.)

4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code: (480) 648-4545

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     5.02 (d)

On January 28, 2005, the Board of Directors (the “Board”) of VistaCare, Inc. (the “Company”) elected David W. Elliot, Jr., President and Chief Operating Officer of the Company, to fill a newly created vacancy on the Board that resulted from an increase in the number of members constituting the whole Board from seven members to eight members. Mr. Elliot will serve as a Class I member, with a term to expire in 2006 or until his successor is duly elected and qualified.

Mr. Elliot, 44, joined the Company on January 10, 2005 as the President and Chief Operating Officer. Prior to joining the Company, Mr. Elliot was the President, CEO and a member of the board of directors, of VMBC, LLC, The VASCLIP Company, a privately held company focused on providing a less invasive surgical alternative to vasectomy, from May 2002 until January 2005. From March 2001 to May 2002, Mr. Elliot was Vice President of Sales and Marketing of Advanced Respiratory, Inc., a company that was acquired by the Batesville, Indiana-based Hill-Rom Company, now owned by Hillenbrand Industries, Inc. From August 1996 through February 2001, Mr. Elliot held management positions at St. Jude Medical, Inc., including serving as Director of Corporate Business Development and Vice President, Global Marketing for its Cardiac Rhythm Management Division.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.
Date: January 31, 2005	By:	/s/ Stephen Lewis
		Name:	Stephen Lewis
		Title:	Secretary